PHELPS DODGE CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXHIBIT 21

LIST OF SUBSIDIARIES AND INVESTMENTS AS OF DECEMBER 31, 2004

		Registrant’s
		percent of
	State/Country of	voting
	Incorporation	power
Phelps Dodge Corporation	NY, USA	100.0
Ajo Improvement Company	AZ, USA	100.0
Alambres y Cables de Panama, S.A.	Panama	78.1
Alambres y Cables Venezolanos, C.A.	Venezuela	100.0
Arizona Community Investment Corporation	AZ, USA	100.0
Cables Electricos Ecuatorianos, C.A.	Ecuador	67.1
Cahosa, S.A.	Panama	78.1
Chino Acquisition Inc.	DE, USA	100.0
Cobre Cerrillos S.A.	Chile	100.0
Columbian Chemicals Company	DE, USA	100.0
Capital Gestao de Negocios Ltda.	Brazil	100.0
Columbian International Chemicals Corporation	DE, USA	100.0
Columbian Carbon International (France) S.A.	France	100.0
Columbian Carbon Spain, S.A.	Spain	100.0
Columbian Chemicals Brasil, S.A.	Brazil	100.0
Columbian Chemicals Canada, Ltd.	Canada	100.0
Columbian Carbon Deutschland G.M.B.H. (a)	Germany	90.0
Columbian Chemicals Europa, GMBH	Germany	100.0
Columbian Chemicals Korea Co., Ltd.	Korea	85.0
Columbian Chemicals Philippines Distribution Co., Inc.	Philippines	100.0
Columbian Holding Company	DE, USA	98.0
Columbian Carbon Europa S.R.L.	Italy	100.0
Columbian Tiszai Carbon Ltd. (b)	Hungary	99.9
Columbian (U.K.) Limited	United Kingdom	100.0
Sevalco Limited	United Kingdom	100.0
Columbian Carbon Japan Ltd.	Japan	68.0
North Bend Cogen, L.L.C.	LA, USA	100.0
Columbian International Trading Company	DE, USA	100.0
Columbian Technology Company	DE, USA	100.0
CONDUCEN, S.A.	Costa Rica	73.4
Cyprus Amax Minerals Company	DE, USA	100.0
Amax Arizona, Inc.	NV, USA	100.0
Amax Canada Development Limited	Canada	100.0
Amax de Chile, Inc.	DE, USA	100.0
Amax Energy Inc.	DE, USA	100.0
Amax Zinc (Newfoundland) Limited	DE, USA	100.0
Amax Exploration (Ireland), Inc.	DE, USA	100.0
Amax Exploration, Inc.	DE, USA	100.0
Amax Metals Recovery, Inc.	DE, USA	100.0
Amax Nickel Overseas Ventures, Inc.	DE, USA	100.0
Amax Realty Development, Inc.	DE, USA	100.0
Amax Research & Development, Inc.	DE, USA	100.0
Amax Specialty Coppers Corporation	DE, USA	100.0

PHELPS DODGE CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXHIBIT 21

LIST OF SUBSIDIARIES AND INVESTMENTS AS OF DECEMBER 31, 2004

		Registrant’s
		percent of
	State/Country of	voting
	Incorporation	power
Amax Specialty Metals (Driver), Inc.	DE, USA	100.0
American Metal Climax, Inc.	DE, USA	100.0
Ametalco, Inc.	NY, USA	100.0
Ametalco Limited	England	100.0
Climax Molybdenum U.K. Limited	England	100.0
Climax Engineered Materials, LLC	CO, USA	100.0
Cyprus Metals Company	DE, USA	100.0
Cyprus Climax Metals Company	DE, USA	100.0
Climax Molybdenum Company	DE, USA	100.0
Climax Molybdenum GmbH	Germany	100.0
Copper Market, Inc.	AZ, USA	100.0
Cyprus El Abra Corporation	DE, USA	100.0
Sociedad Contractual Minera El Abra	Chile	51.0
Cyprus Tohono Corporation	DE, USA	100.0
Mt. Emmons Mining Company	DE, USA	100.0
Silver Springs Ranch, Inc.	CO, USA	100.0
Phelps Dodge Bagdad, Inc.	DE, USA	100.0
Phelps Dodge Chicago Rod, Inc.	DE, USA	100.0
Phelps Dodge Miami, Inc.	DE, USA	100.0
Phelps Dodge Sierrita, Inc.	DE, USA	100.0
Sociedad Minera Cerro Verde S.A.	Peru	82.5
Cyprus Exploration and Development Corporation	DE, USA	100.0
Cyprus Minera de Chile, Inc.	DE, USA	100.0
Cyprus Specialty Metals Company	DE, USA	100.0
Climax Canada Ltd.	DE, USA	100.0
Cyprus Amax Chile Holdings, Inc.	DE, USA	100.0
Minera Cyprus Amax Chile Limitada (c)	Chile	67.0
Minera Cyprus Chile Limitada (d)	Chile	90.3
Cyprus Mines Corporation	DE, USA	100.0
Climax Molybdenum Asia Corporation	DE, USA	100.0
Cyprus Amax Leasing Corporation	DE, USA	100.0
Dodge & James Insurance Company, Ltd.	Bermuda	100.0
Electroconductores de Honduras, S.A. de C.V.	Honduras	59.4
Habirshaw Cable and Wire Corporation	NY, USA	100.0
James Douglas Insurance Company, Ltd.	Bermuda	100.0
PD Candelaria, Inc.	DE, USA	100.0
Compañía Contractual Minera Candelaria	Chile	80.0
PD Cobre, Inc.	DE, USA	100.0
PD Ojos del Salado, Inc.	DE, USA	100.0

PHELPS DODGE CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXHIBIT 21

LIST OF SUBSIDIARIES AND INVESTMENTS AS OF DECEMBER 31, 2004

		Registrant's
		percent of
	State/Country of	voting
	Incorporation	power
Phelps Dodge Africa Cable Corporation	DE, USA	100.0
Metal Fabricators of Zambia Limited	Zambia	51.0
Phelps Dodge China Corporation	DE, USA	100.0
Phelps Dodge Chino, Inc.	DE, USA	100.0
Chino Mines Company	NM, USA	100.0
Phelps Dodge Corporation of Canada, Limited	DE, USA	100.0
Phelps Dodge Development Corporation	DE, USA	100.0
Phelps Dodge Dublin	Ireland	100.0
Phelps Dodge Energy Services, LLC	DE, USA	100.0
Phelps Dodge Exploration Corporation	DE, USA	100.0
PDSMM Holding Ltd.	British Virgin Islands	55.0
PDSMM Sichuan L.P. (e)	Cayman Islands	54.5
Phelps Dodge Exploration Sweden AB	Sweden	100.0
South Danube Metals, D.O.O.	Serbia	100.0
Phelps Dodge Hidalgo, Inc.	DE, USA	100.0
Phelps Dodge High Performance Conductors of SC & GA, Inc.	NY, USA	100.0
Phelps Dodge High Performance Conductors Japan Co., Ltd.	Japan	100.0
Phelps Dodge Industries, Inc.	DE, USA	100.0
PD Receivables LLC	DE, USA	100.0
Phelps Dodge International Corporation	DE, USA	100.0
PD Wire & Cable Sales Corporation	DE, USA	100.0
Phelps Dodge Magnet Wire GmbH	Austria	100.0
Phelps Dodge Mercantile Company	NY, USA	100.0
Phelps Dodge Mining Services, Inc.	DE, USA	100.0
Phelps Dodge Molybdenum Corporation	DE, USA	100.0
Phelps Dodge Morenci, Inc.	DE, USA	100.0
Phelps Dodge Overseas Capital Corporation	DE, USA	100.0
Phelps Dodge Refining Corporation	NY, USA	100.0
Phelps Dodge Safford, Inc.	DE, USA	100.0
Phelps Dodge Sales Company, Incorporated	DE, USA	100.0
Phelps Dodge Suzhou Holdings, Inc.	Cayman Islands	100.0
Phelps Dodge Magnet Wire (Suzhou) Company, Ltd.	China	100.0
Phelps Dodge Thailand Limited	Thailand	75.5
Phelps Dodge Wire and Cable Holding de Mexico, SA de CV	Mexico	99.0
Savanna Development Co., Ltd.	DE, USA	100.0
Soner, Inc.	NJ, USA	100.0
Phelps Dodge High Performance Conductors of NJ, Inc.	NJ, USA	100.0
The Morenci Water & Electric Company	AZ, USA	100.0
PDM Energy, L.L.C.	AZ, USA	100.0
Tyrone Mining, LLC	NM, USA	100.0
Phelps Dodge Tyrone, Inc.	DE, USA	100.0

PHELPS DODGE CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXHIBIT 21

LIST OF SUBSIDIARIES AND INVESTMENTS AS OF DECEMBER 31, 2004

		Registrant’s
		percent of
	State/Country of	voting
	Incorporation	power
Investments carried on an equity basis:

Apache Nitrogen Products, Inc.	NJ, USA	49.2
Port Carteret	NJ, USA	50.0
Copreco, L.L.C.	AZ, USA	50.0
Duke Energy Luna, LLC	DE, USA	33.3
Colada Continua Chilena, S.A.	Chile	41.0
Keystone Electric Wire and Cable Company Limited	Hong Kong	20.0
PDTL Trading Company Limited	Thailand	49.0
Phelps Dodge Philippines, Inc.	Philippines	40.0

Summarized financial information is provided for these and other companies (refer to Note 4 to the Consolidated Financial Statements of the Corporation contained in this Form 10-K) pursuant to Article 3 — General Instructions as to Financial Statements.

Omitted from this listing are subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

(a)	10.0% owned by Columbian Holding Company

(b)	0.1% owned by Columbian Chemicals Company

(c)	33.0% owned by Cyprus Specialty Metals Company

(d)	9.7% owned by Cyprus Exploration and Development Corporation

(e)	1.0% owned by PDSMM Holding Ltd.